EXHIBIT 4.5

SECOND AMENDMENT

TO THE

PQ CORPORATION SAVINGS PLAN

(As Amended and Restated January 1, 2016)

WHEREAS, PQ Corporation (the “Company”) sponsors and maintains the PQ Corporation Savings Plan, as amended and restated effective January 1, 2016 (the “Plan”);

WHEREAS, on or about January 29, 2016, the Company submitted an Application for Determination for Employee Benefit Plan (Form 5300) to the IRS requesting a determination that the Plan is a qualified plan under Section 401(a) of the Internal Revenue Code;

WHEREAS, as part of its review of the Application for Determination for Employee Benefit Plan (Form 5300), the IRS requested that the Plan be amended to: (i) change the date as of which the Plan recognizes same-sex spouses from October 1, 2013, to June 26, 2013; and (ii) to address the topic of employer securities;

WHEREAS, the Company now desires to amend the Plan to comply with the changes requested by the IRS; and

WHEREAS, under Subsection 12.1(a) of the Plan, the PQ Corporation Benefit Plans Committee has the authority to amend the Plan.

NOW, THEREFORE, IT IS RESOLVED that the Plan is and shall be amended as follows:

Effective June 26, 2013:

1. The defined term “Spouse”, as found in Article I – Definitions, is amended such that all references to “October 1, 2013”, be stricken and replaced with “June 26, 2013”.

Effective January 1, 2016:

2. Article XI – The Fund, is amended such that a new subsection (f) is added to Section 11.5 (Investments) to read in its entirety as follows:

“(f) Notwithstanding the Participants’ ability to direct investments under this Section 11.5 and the Trustee’s general authority under Section 11.4 to invest and hold Plan assets in any form of property, including common and preferred stocks, the Trustee shall not invest Plan assets in employer securities, as defined in section 407(d)(1) of ERISA.”

3. All other provisions of the Plan not expressly mentioned herein shall remain unchanged.

Executed this 1st day of December, 2017.

PQ CORPORATION
BENEFIT PLANS COMMITTEE

/s/ Susan Olafson
Susan Olafson, Director Benefits, Compensation & HRIS

/s/ Anthony A. Albrecht
Tony Albrecht, Director Internal Audit/SOX

/s/ Joseph Cistone
Joe Cistone, Manager Industrial Relations, NA

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